EXHIBIT 10.2



                           PERSONAL SERVICES CONTRACT
                           --------------------------

     THIS CONTRACT, made and entered into as of this     28th      day of,
                                                    ---------------
July 2005, by and between John O'Hurley, c/o Epic Sports Management, Inc. ("O'Hurley") and The World Golf League, Inc. ("Company")



     The subject of this contract is the Company's television show, "The Million Dollar Shootout" and its related marketing campaign. The contract is for one calendar year, beginning July 27th, 2005 and ending July 27th, 2006 ("the contract period"). Specifically, the parties agree to the following terms and conditions:


1.   Services to be Rendered
     -----------------------

          In consideration for the compensation set forth in paragraph (3), O'Hurley will:

               (a) Appear in Company's "The Million Dollar Shootout" as host. Company will film the show the week of October 17th, 2005. It is estimated that filming will take 5 days. (Monday October 17 thru Friday October 21st)

2.   Use of Name, Image, and Likeness
     --------------------------------

          The  parties  understand  and  agree  that  the  Company  may  use
          O'Hurley's name, image and likeness for the Company's overall marketing and promotion of the show. Company has the right to use O'Hurley's name, image, and likeness on its website. Company may use
          O'Hurley's name, image, and likeness for the full contract period, provided all payments are current. It is understood, however, that Company may begin using O'Hurley's name, image, and likeness once this contract is fully executed and the first payment of five thousand two hundred and fifty dollars ($5,250) is received.

3.   Compensation
     ------------

          Company shall pay O'Hurley a total fee of one hundred and five thousand ($105,000) in cash (7 cable episodes at $15,000 per episode) for performing the services set forth in paragraph (1) and for the use of O'Hurley's name, image and likeness as set forth in paragraph two
          (2). Payments shall be made as follows:

               a) Five thousand two hundred and fifty dollars ($5,250.00) payable within five (5) days of the contract being fully executed for the use of O'Hurley's name, image, and likeness in promoting "The Million Dollar Shootout". Once paid, this amount is non-refundable.

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               b)   The  Second  payment  of  fifteen  thousand,  seven  hundred and fifty dollars ($15,750) is payable within thirty (30) days of the Contract being fully executed. Once paid, this amount is non-refundable.
               c) The final payment of Eighty four thousand dollars ($84,000) is payable within five (5) days of the completion of the shoot.

          All checks to be made payable to: Epic Sports Management, Inc., 226-5 Solana Rd, Ste 167 Ponte Vedra Beach, Fl 32082.



4.   Expenses
     --------

          Company will pay all reasonable travel expenses incurred by O'Hurley in connection with performing the services under this contract. Expenses may include, but are not limited to, first class or private air travel, accommodations, and meals.

5.   Income Taxes
     ------------

          O'Hurley is responsible for paying all income taxes incurred as a result of the compensation paid by Company for services rendered under this contract.

6.   Option to Renew
     ---------------

          The parties may mutually agree to renew this contract beyond the contract period, subject to terms and conditions acceptable to both parties.

7.   Scope of Contract
     -----------------

          The parties further understand and agree that this contract only covers the services enumerated above in paragraph one (1) and the use of O'Hurley's name, image, and likeness for the contract period as set forth in paragraph two (2). Any additional services, such as appearances, will be negotiated on a case-by-case basis.

8.   General Provisions
     ------------------

          (a) The parties are and shall be independent contractors to one another, and nothing herein shall be deemed to cause this contract to create an agency, partnership or joint venture between the parties.

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          (b)  Entire  Contract:  This  contract  supersedes  any  and all other contract, either oral or in writing, between the parties hereto with respect to the retention of O'Hurley by Company, and contains all the covenants and agreements between the parties with respect to that hiring in any manner whatsoever. Each party to this contract acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this contract shall be valid or binding on either party, except that any other written agreement dated concurrent with or after this contract shall be valid as between the signing parties thereto.
          (c) Modifications: Any modifications of this contract will be effective only if it is in writing and signed by both parties.
          (d) Waiver: The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this contract by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.
          (e) Partial Invalidity: If any provision in this contract is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.
          (f) The obligation of either party to perform any acts hereunder shall be suspended during the period such performance is prevented by "Acts of God", war, riot, invasion, fire, accident, government interference, regulations, appropriations or rationing or any emergency beyond the control or inadvisable of either party. The party injured by the other's inability to perform may elect to terminate this contract.
          (g) In the event of an illness, emergency or unforeseen circumstance that makes it impossible for either party to perform, it is agreed that such non-performance will not be considered a default or breach by said party. However, the parties will make their best efforts to reschedule as soon as possible at a mutually agreeable time. Once a new shoot schedule is established, any remaining payments owed to O'Hurley will be made pursuant to the terms set forth above in paragraph three
               (3).
          (h) Governing Law: This contract shall be governed by the laws of the State of Florida.
          (i) Attorney's Fees: If any legal action is commenced or necessary to enforce or interpret the terms of this contract, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which the party may be entitled.

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AGREED TO:

COMPANY                                           John O'Hurley

By:     /s/ Michael S. Pagnano                    By:    /s/ John O'Hurley
        ----------------------                           -----------------
Print:  Michael S. Pagnano                        Print: John O'Hurley
        ----------------------                           -----------------
Title:  CEO
        ---------------------
Date:   July 28, 2005                             Date:  July 10, 2005
        ---------------------                            -----------------

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